Exhibit 10.iii.(t)

IMC GLOBAL INC.
1998 RESTORATION PLAN
(Effective as of January 1, 1998)



Contents                                                 Page


Article 1.  Introduction                                   1
Article 2.  Definitions                                    1
Article 3.  Eligibility                                    2
Article 4.  Matching Contributions                         3
Article 5.  Profit Sharing Contributions                   3
Article 6.  Deemed Investment Earnings                     4
Article 7.  Establishment of Trust                         5
Article 8.  Distributions                                  5
Article 9.  Administration of the Plan                     7
Article 10. Amendment and Termination                      7
Article 11. General Provisions                             8


IMC GLOBAL INC.
1998 RESTORATION PLAN

Article 1. Introduction
1.1. Title. The title of this Plan shall be the "IMC Global Inc. 1998 Restoration Plan."

1.2. Purpose. This Plan shall constitute an unfunded nonqualified deferred compensation arrangement established for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined for purposes of Title I of ERISA) of the Company and adopting Affiliates. The Plan is intended to be maintained and administered in connection with the "IMC Global Inc. Profit Sharing and Savings Plan" for the benefit of selected employees of the Company and adopting Affiliates whose benefits under the
Qualified Plan are restricted by the limitations of Sections 401(a)(17), 402(g) and 415 of the Code or are reduced as a result of voluntary deferrals of compensation under the "IMC Global Inc 1998 Voluntary Nonqualified Deferred Compensation Plan".

Article 2. Definitions
"Accounts" means the Matching Contributions Account and Profit Sharing Contributions Account maintained on behalf of a Participant.

"Affiliate" means an entity that, together with the Company, is considered as a single employer under Section 414(b) or (c) of the Code.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee described in Section 10.1 of the Qualified Plan which is a named fiduciary of and responsible for the administration of the Qualified Plan.

"Company" means IMC Global Inc., a Delaware corporation.

"Effective Date" means January 1, 1998.

"Employer" means, both collectively and individually as determined by the context of the applicable provision, the Company and any Affiliate which adopts this Plan with the approval of the Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Matching Contributions" means the contributions made on behalf of a Participant pursuant to Section 4.1 of this Plan.

"Matching Contributions Account" means the account maintained on behalf of each Participant which will represent the amount of the Matching Contributions made on behalf of such Participant pursuant to Section
4.1 of the Plan and the amount of the deemed investment earnings and losses on such Participant's Matching Contributions.

"Participant" means any eligible employee of an Employer who is participating under the Plan pursuant to Article 3.

"Permitted Investment" means such fund or type of investment as may be approved by the Committee from time to time for purposes of this Plan.

"Plan" means this "IMC Global Inc. 1998 Restoration Plan".

"Plan Year" means the calendar year.

"Profit Sharing Contributions" means the contributions made on behalf of a Participant pursuant to Section 5.1 of this Plan.

"Profit Sharing Contributions Account" means the account maintained on behalf of each Participant which will represent the amount of Profit Sharing Contributions made on behalf of such Participant pursuant to
Section 5.1 of the Plan and the amount of deemed investment earnings and losses on such Participant's Profit Sharing Contributions.

"Qualified Plan" means the "IMC Global Inc. Profit Sharing and Savings Plan," as amended from time to time.

"Valuation Date" means the last day of each calendar quarter.

Article 3. Eligibility
The Committee shall designate, as of the Effective Date and as of the beginning of each Plan Year thereafter, each employee of an Employer who is eligible to participate in this Plan; provided, that only those employees of an Employer who are in a select group of management or are highly compensated (within the meaning of Title I of ERISA) may be designated as eligible to participate in this Plan. The Committee shall not designate any employee of an Employer as eligible to participate in the Plan for a Plan Year unless such employee: (i) is eligible to participate in the Qualified Plan for such Plan Year; and
(ii) is in salary grade 20 or above or is otherwise selected in a nondiscriminatory manner by the Committee.

Article 4. Matching Contributions
4.1. Matching Contributions. For each Plan Year, a Matching Contribution shall be credited to each Participant's Matching Contributions Account in an amount equal to (i) the excess of the amount of the matching contributions that would have been made with respect to the Employee Contributions and Salary Reduction Contributions (as defined in the Qualified Plan) of such Participant for such Plan Year if Employee Contributions and Salary Reduction Contributions had been made by the Participant under the Qualified Plan without regard to the limitations of Sections 401(a)(17), 402(g) and 415 of the Code and without regard to voluntary deferrals of compensation by the Participant under the IMC Global Inc. 1998 Voluntary Nonqualified Deferred Compensation Plan over the amount of the matching contributions actually made for the Participant under the Qualified Plan for such Plan Year, reduced by (ii) FICA withholding on the amount so determined.

4.2. Matching Contributions Account. The Committee shall establish and maintain a Matching Contributions Account for each Participant who is entitled to receive Matching Contributions under this Article 4. The Participant's Matching Contributions Account shall be a bookkeeping account maintained by the Company and shall reflect the amount of the Matching Contributions credited hereunder on behalf of the Participant. The amount of any deemed investment earnings and losses on the amounts reflected in a Participant's Matching Contributions Account shall be credited or charged to his Matching Contributions Account in accordance with Article 6.

Article 5. Profit Sharing Contributions
5.1.   Profit  Sharing  Contributions.  For each Plan  Year,  a  Profit
Sharing Contribution shall be credited to the Profit Sharing Contributions Account of each Participant for whom a profit sharing contribution is made for such Plan Year under the Qualified Plan in an amount equal to (i) the excess of the amount of the profit sharing contribution that would have been made for the Participant under the Qualified Plan for such Plan Year if such profit sharing contribution had been made to the Qualified Plan without regard to the limitations of Sections 401(a)(17), 402(g) and 415 of the Code and without regard to voluntary deferrals of compensation by the Participant under the IMC Global Inc. 1998 Voluntary Nonqualified Deferred Compensation Plan over the amount of the profit sharing contribution actually made for the Participant under the Qualified Plan for the Plan Year, reduced by (ii) required FICA withholding on the amount so determined (if vested) and on the amount of any previously made Profit Sharing Contributions (and deemed investment earnings thereon) that have become vested during the Plan Year.

5.2. Profit Sharing Contributions Account. The Committee shall establish and maintain a Profit Sharing Contributions Account for each Participant who is entitled to receive Profit Sharing Contributions under this Article 5. The Participant's Profit Sharing Contributions Account shall be a bookkeeping account maintained by the Company and shall reflect the amount of the Profit Sharing Contributions credited hereunder on behalf of the Participant. The amount of any deemed investment earnings and losses on the amounts reflected in a Participant's Profit Sharing Contributions Account shall be credited or charged to his Profit Sharing Contributions Account in accordance with
Article 6.

Article 6. Deemed Investment Earnings6.1. (a) Permitted Investments. Each Participant may designate from time to time, in accordance with rules and procedures established by the Committee, that all or a portion of his Accounts be deemed to be invested in one or more Permitted Investments.

(b) Receipts. Each Participant's Accounts shall be deemed to receive all interest, dividends, earnings and other property which would have been received with respect to a Permitted Investment deemed to be held in such Accounts if the Company actually owned such Permitted
Investment. Cash deemed received with respect to a Permitted Investment shall be credited to the Accounts as of the date it would have been available for reinvestment if the Company actually owned the Permitted Investment.

(c) Elections. All elections to be made by a Participant pursuant to this Article 6 shall be made only by such Participant; provided, that if such Participant dies before his entire Account balances are distributed pursuant to the terms of the Plan, or if the Committee determines that such Participant is legally incompetent or otherwise incapable of managing his own affairs, the Committee shall have the authority to itself make the elections pursuant to this Section 6.1 on behalf of such Participant, or designate such Participant's designated beneficiary, legal representative or some near relative of such Participant to make the elections pursuant to this Section 6.1 on behalf of such Participant.

(d)   Actual Investment Not Required.    The Company need not  actually
make any Permitted Investment. If the Company should from time to time make any investment similar to a Permitted Investment, such investment shall be solely for the Company's own account and the Participant shall have no right, title or interest therein. Accordingly, each Participant is solely an unsecured creditor of the Company with respect to any amount distributable to him under the Plan.

6.2. Crediting of Contributions. The Company shall credit all Matching Contributions and all Profit Sharing Contributions made on behalf of a Participant pursuant to Article 4 and Article 5, respectively, to such Participant's Matching Contributions Account or Profit Sharing Contributions Account, as appropriate, within a reasonable period following the end of the Plan Year for which such contributions are made.
Article 7.  Establishment of Trust

7.1. Establishment of Trust. The Company may, in its sole discretion, establish a grantor trust (as described in Section 671 of the Code) for the purpose of accumulating assets to provide for the obligations hereunder. The assets and income of such trust shall be subject to the claims of the general creditors of an Employer hereunder, but only to the extent that such assets and income are attributable to the contributions of that individual Employer. The establishment of such a trust shall not affect the Employers' liability to pay benefits hereunder except that any such liability shall be offset by any payments actually made to a Participant under such a trust. In the event such a trust is established, the amount to be contributed thereto shall be determined by the Company and the investment of such assets shall be made in accordance with the trust document.

7.2. Status of Trust. Participants shall have no direct or secured claim in any asset of the trust or in specific assets of their Employer and will have the status of general unsecured creditors of their Employer for any amounts due under this Plan. The assets and income of the trust will be subject to the claims of any Employer's creditors, but only to the extent that such assets and income are attributable to the contributions of that individual Employer.

Article 8.  Distributions
8.1. Distribution of Matching Contributions Account. Each Participant shall at all times have a one hundred percent (100%) vested and nonforfeitable interest in his Matching Contributions Account. If a Participant's employment with his Employer and all Affiliates is terminated for any reason, including death, retirement, total and permanent disability, resignation or dismissal, the balance in the
Participant's Matching Contributions Account (determined as of the Valuation Date on or immediately preceding the date on which the distribution is processed) shall be distributed to the Participant (or, in the event of the Participants's death, to his beneficiary) as soon as administratively practicable after the end of the calendar quarter in which the Participant's termination of employment occurs. Such payment shall be made in the form of a lump sum payment. If such Participant is entitled to a Matching Contribution for the Plan Year in which his employment terminates that is not reflected in the Matching Contributions Account balance so distributed to the Participant, the amount of such Matching Contribution shall be distributed to the Participant as soon as administratively practicable after the end of the Plan Year in which the Participant's termination of employment occurs.

8.2. Distribution of Profit Sharing Contributions Account. A Participant shall become one hundred percent (100%) vested in his Profit Sharing Contributions Account upon the completion of five years of Service (as defined in the Qualified Plan). If a Participant's employment with his Employer and all Affiliates is terminated by reason of his death, his retirement after attaining age 65 or after he has completed five years of Service (as defined in the Qualified Plan), the balance in the Participant's Profit Sharing Contributions Account (determined as of the Valuation Date on which the distribution is processed) shall be distributed to the Participant (or, in the event of the Participant's death, to his beneficiary) as soon as administratively practicable after the end of the calendar quarter in which the Participant's termination of employment occurs. Such payment shall be made in the form of a lump sum payment. If such Participant is entitled to a Profit Sharing Contribution for the Plan Year in which his employment terminates that is not reflected in the Profit Sharing Contributions Account balance so distributed to the Participant, the amount of such Profit Sharing Contribution shall be distributed to the Participant as soon as administratively practicable after the end of the Plan Year in which the Participant's termination of employment occurs. If a Participant's employment with his Employer and all Affiliates is terminated before the Participant has completed five years of Service (as defined in the Qualified Plan) for a reason other than his death or retirement after attaining age 65, the balance in the Participant's Profit Sharing Contributions Account shall be forfeited.

8.3. Involuntary Distributions. Notwithstanding the foregoing provisions of this Article 8, the Committee may on its own initiative authorize the Company to distribute to any Participant (or to a designated beneficiary in the event of the Participant's death) all or any portion of the Participant's Matching Contributions Account and Profit Sharing Contributions Account. Such payment would be specifically authorized in the event that there is a change in tax law, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, and the Committee determines that a Participant has or will recognize income for federal income tax purposes with respect to amounts deferred under this Plan prior to the time such amounts are paid to the Participant.

8.4. Designation of Beneficiaries. Each Participant may name any person (who may be named concurrently, contingently or successively) to whom the Participant's Accounts under the Plan are to be paid if the Participant dies before such Accounts are fully distributed. Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Participant dies before the date of the Participant's death or before payment of the Participant's Accounts, the Committee, in its discretion, may pay the Participant's Accounts (a) to the surviving spouse of such deceased Participant, if any, or (b) if there shall be no surviving spouse, the surviving children of such deceased Participant, if any, in equal shares, or (c) if there shall be no surviving spouse or children, to the executors or administrators of the estate of such deceased Participant, or (d) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months from the date of the Participant's death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant's domicile to receive the Participant's personal estate.

Article 9.  Administration of the Plan
The  Plan  shall  be  administered by the Committee.   The  duties  and
authority of the Committee under the Plan shall include (a) the interpretation of the provisions of the Plan, (b) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (c) the making of such determinations as may be permitted or required pursuant to the Plan, and (d) the taking of such other actions as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon the Company and each Participant, former Participant, designated beneficiary, and each person claiming under or through any Participant or designated beneficiary; and no additional authorization or ratification by the board of directors of the Company shall be required. Any action taken by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. A member of the Committee may be a Participant, but no member of the Committee may participate in any decision directly affecting his rights or the computation of his benefits under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.

Article 10.  Amendment and Termination
10.1. Amendment. The Company shall have the right to amend the Plan by action of the board of directors of the Company (or a duly appointed delegate thereof) from time to time, except that no such amendment shall, without the consent of the Participant to whom deferred compensation has been credited to any Account under this Plan, adversely affect the right of the Participant (or his beneficiary) to receive payments of such deferred compensation under the terms of this Plan.

10.2.   Plan  Termination.  The Plan may be terminated with respect  to the Company or any Employer at any time by action of the board of directors of the Company (or a duly appointed delegate thereof) in its sole discretion. The Plan shall be automatically terminated with respect to any Employer upon the termination of the Qualified Plan with respect to such Employer pursuant to Section 15.3 of the Qualified Plan. Notwithstanding the foregoing, no termination of this Plan shall alter the right of a Participant (or his beneficiary) to payments of amounts previously credited to such Participant's Accounts under the Plan.

Article 11.  General Provisions
11.1. Non-Alienation of Benefits. A Participant's rights to the amounts credited to his Accounts under the Plan shall not be salable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

11.2. Withholding for Taxes. Notwithstanding anything contained in this Plan to the contrary, each Employer shall withhold from any distribution made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any applicable State law for purposes of paying any tax attributable to any amounts distributable or creditable under the Plan.

11.3. Immunity of Committee Members. The members of the Committee may rely upon any information, report or opinion supplied to them by any officer of an Employer or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion. No member of the Committee shall have any liability to the Company or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary or other person interested or concerned in connection with any decision made by such member of the Committee pursuant to the Plan which was based upon any such information, report or opinion if such member of the Committee relied thereon in good faith.

11.4.   Plan  Not  to  Affect  Employment  Relationship.   Neither  the
adoption of the Plan nor its operation shall in any way affect the right and power of an Employer to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason or without cause. By accepting any payment under this Plan, each Participant, former Participant, designated beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made under the Plan by the Committee.

11.5. Notices. Any notice required to be given by the Company or the Committee hereunder shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of delivery, correctly addressed to the last known address of the person to whom such notice is to be given.

11.6. Gender and Number; Headings. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply; and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

11.7. Controlling Law. The Plan shall be construed in accordance with the internal laws of the State of Illinois, to the extent not preempted by any applicable federal law.

11.8. Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor and on any Employer and its successor, whether by way of merger, consolidation, purchase or otherwise.

11.9. Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

IN WITNESS WHEREOF, IMC Global Inc. has caused its corporate seal to be hereunto affixed by its officers thereunto duly authorized this ______ day of ____________, 1999.

IMC GLOBAL INC.
By:

(Corporate Seal)

ATTEST: